                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY


         The following table sets forth all subsidiaries of Smith International, Inc., other than inactive and insignificant subsidiaries that, considered in the aggregate, would not constitute a significant subsidiary, indicating the percentage of issued and outstanding voting securities beneficially owned by it:

                                                                                                  % of Direct
                                                                                                     and
                                                                                                   Indirect
             Name of Subsidiary                               Where Incorporated                   Ownership
-------------------------------------------------         ------------------------------         -------------
CE Franklin Ltd.                                          Canada                                        54%

Chem-Tech, Inc.                                           Louisiana                                    100%

Omega II Insurance Ltd.                                   Bermuda                                      100%

Sii Megadiamond, Inc.                                     Delaware                                     100%

S.I. Nederland B.V.                                       Netherlands                                  100%

Smith (Bermuda) Ltd.                                      Bermuda                                      100%

Smith International Acquisition Corp.                     Delaware                                     100%

Smith International Australia (Pty) Ltd.                  Australia                                    100%

Smith International Canada Ltd.                           Canada                                       100%

Smith International do Brasil Ltda.                       Brazil                                       100%

Smith International Deutschland GmbH                      Germany                                      100%

Smith International Development Corporation               Panama                                       100%

Smith International France, S.A.R.L.                      France                                       100%

Smith International Gulf Services Ltd.*                   U.A.E.                                        49%

Smith International Inc., S.A.                            Argentina                                    100%

Smith International Italia, S.p.A.                        Italy                                        100%

Smith International (North Sea) Ltd.                      Scotland                                     100%

Smith Internacional de Venezuela, C.A.                    Venezuela                                    100%

Wilhold, Inc.                                             Delaware                                     100%

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* Not consolidated; accounted for on the equity method of accounting.

Except as indicated, all of the above subsidiaries are included in the Company's consolidated financial statements.